EXHIBIT 99.1
JRJR NETWORKS FILING UPDATE

For Immediate Release

(Dallas, TX, August 25, 2016) - On August 23, 2016, JRjr33, Inc. (the “Company”), doing business as JRJR Networks [NYSE MKT: JRJR] received a letter from NYSE MKT LLC (the “Exchange”) notifying the Company that it is not in compliance with the listing standards pertaining to the timing of SEC filings, as set forth in Sections 134 and 1101 of the NYSE MKT Company Guide (the “Company Guide”), because of its failure to timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2016 (the “June Form 10-Q”) with the SEC.

As previously reported, the Company received a letter from the Exchange on May 23, 2016 notifying the Company that it was not in compliance with the Company Guide as a result of its failure to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2016 with the SEC. As previously reported, the Exchange accepted a plan (the “Plan”) of compliance on July 8, 2016 for continued listing on the Exchange. Due to the similar nature of the two deficiencies (i.e., the failure to timely file both Forms 10-Q), the Company is not required to submit an additional plan of compliance in connection with the failure to timely file the Form 10-Q for the period ended June 30, 2016. However, the Company may elect to supplement the Plan if it chooses. The period in which the Company must address how it intends to regain compliance with the Company Guide is October 17, 2016 for both deficiencies.

The Company can regain compliance with the NYSE listing standards before October 17, 2016 by filing both Forms 10-Q prior to that date. If the Company fails to file the Forms 10-Q by October 17, 2016, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The letter from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

The Company primarily attributes the delay in filing the Forms 10-Q for both periods ended March 31, 2016 and June 30, 2016 to the additional time needed by it to complete the audit of the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”). The Company intends to file the Form 10-Q for the period ended March 31, 2016 as soon as reasonably practicable. The Company also intends to complete preparation and file the Form 10-Q for the period ended June 30, 2016 as soon as reasonably practicable after filing the Form 10-Q for the period ended March 31, 2016. The Company is working diligently to prepare the Form 10-Q for March 31, 2016 and provide its independent auditors with the necessary information to complete their review. The Company has no disagreements with its auditors and expects and intends to complete the separate filings of the Form 10-Q for March 31, 2016 and June 30, 2016 at the earliest possible dates, which the Company fully expects to be in advance of the period allowed by the NYSE.

Until the Company files both Forms 10-Q, the Company’s common stock will remain listed on the NYSE under the symbol “JRJR,” but will be assigned a late filer (“LF”) indicator to signify late filing status and the Company will be posted to the late filers list on the Listing Standards Filing Status page on the NYSE website.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology and include statements regarding the expected timing of the filings of the Form 10-Q for the period ended March 31, 2016 and the Form 10-Q for the period ended June 30, 2016.  These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to expand leadership activities in support of our sales, our ability to continue to grow, and the other risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2015 and our other filings with the SEC, including subsequent reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact: Tucker Gagen

tucker.gagen@jrjrnetworks.com